SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

        Date of Report (Date of earliest event reported): March 7, 2001

                               AEROCENTURY CORP.
             (Exact name of Registrant as specified in its charter)

DELAWARE                                                  94-3263974
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                          1440 Chapin Avenue, Suite 310
                              Burlingame, CA 94010
               (Address of principal executive offices) (Zip Code)

                                  650-340-1888
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address. if changed since last report)


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 Item 5. Other Events

On March 7, 2002, the Company entered into an Amendment to Amended and Restated Credit Agreement ("Amendment") with National City Bank, as agent, and National City Bank, California Bank & Trust and United California Bank, as lenders. The Amendment amends certain covenants under the credit line, corrects a typographical error and sets forth lender consents to certain lease transactions entered into by the Company.

 Exhibits

 Exhibit 10.1  Form of Amendment to Amended and Restated Credit Agreement

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

 Date: March 12, 2002

 AEROCENTURY CORP.

 By: /s/ Neal D. Crispin

 Neal D. Crispin,
 Chairman of the Board and President